UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

FARO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-23081	59-3157093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 9, 2010, Norman H. Schipper, Q.C., a member of the board of directors (the “Board”) of FARO Technologies, Inc. (the “Company”), informed the Company that he will retire as a member of the Board by not standing for re-election at the Company’s Annual Meeting of Shareholders to be held on May 13, 2010 (the “Annual Meeting”). The Company’s Governance and Nominating Committee (the “Nominating Committee”) is currently considering candidates for election to fill the vacancy that will be created by Mr. Schipper’s decision not to stand for re-election; however, the Nominating Committee does not anticipate nominating a candidate to fill that directorship prior to the Annual Meeting.

(e)	The Company maintains a Change in Control Severance Policy (the “Policy”), which provides, among other things, that participants will receive a gross-up for any excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax Gross-Up”). On April 9, 2010, the Company’s Compensation Committee (the “Compensation Committee”) adopted an amendment to the Policy to eliminate the Excise Tax Gross-Up for any future participant who is not covered by the Policy as of April 9, 2010, the effective date of the amendment. A copy of the amendment to the Policy is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, the Compensation Committee determined that it will not offer tax reimbursements or gross-ups with respect to any compensation paid, or benefit provided, to executive officers (acknowledging that the tax gross-up provided in the Policy remains applicable for participants covered by such policy as of April 9, 2010).

On April 9, 2010, in connection with its review of the Company’s executive compensation program as a whole, the Compensation Committee also agreed that the Company may provide change-in-control protection to certain newly-hired executives in the form of (i) acceleration of vesting of equity awards, and (ii) severance benefits under the Policy. The Compensation Committee determined that the Company will no longer offer newly-hired executives any “single-trigger” change-in-control features similar to a lump sum cash payment payable upon the occurrence of a change in control, which is currently provided in the Company’s employment agreements with Jay Freeland, the Company’s President and Chief Executive Officer, and Keith Bair, the Company’s Senior Vice President and Chief Financial Officer. The Compensation Committee recognizes, however, that in the context of a change-in-control transaction, certain payments, such as retention bonuses, may be advisable. Accordingly, the Compensation Committee retained the discretion to enter into such arrangements in the event of an actual change-in-control transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to the FARO Technologies, Inc. Change in Control Severance Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

April 15, 2010	/s/ Keith Bair

	By:	Keith Bair
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to the FARO Technologies, Inc. Change in Control Severance Policy